                                                                   EXHIBIT 11.1

                        TOTAL RENAL CARE HOLDINGS, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           SEVEN MONTHS               NINE MONTHS   NINE MONTHS
                              ENDED      YEAR ENDED      ENDED         ENDED
                           DECEMBER 31, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                               1995         1996         1996          1997
TRCH                       ------------ ------------ ------------- -------------
Income before
 extraordinary item:
 As reported.............    $ 6,467      $13,414       $9,589        $20,042
                             =======      =======       ======        =======
Applicable common shares:
 Average outstanding
  during the period......     27,728       42,625       41,967         44,382
 Outstanding stock
  options................      2,107        1,293        1,313            896
 Reduction in shares in
  connection with notes
  receivable from
  employees..............       (128)        (130)        (132)          (132)
                             -------      -------       ------        -------
   Adjusted weighted
    average number of
    common and common
    share equivalent
    shares outstanding...     29,707       43,788       43,148         45,146
                             -------      -------       ------        -------
Income before
 extraordinary item per
 common share............    $  0.22      $  0.31       $ 0.22        $  0.44
                             =======      =======       ======        =======

                          SEVEN MONTHS                    NINE MONTHS
                              ENDED         YEAR ENDED       ENDED      NINE MONTHS
                          DECEMBER 31,     DECEMBER 31,  SEPTEMBER 30,     ENDED
                         ----------------  ------------  ------------- SEPTEMBER 30,
                          1995     1995        1996          1996          1997
                         -------  -------  ------------  ------------- -------------
                                   FULLY
                         PRIMARY  DILUTED
PRO FORMA INCLUDING RTC
Income before
 extraordinary item:
 As reported...........  $16,122  $16,122    $28,345        $19,162       $38,829
 Add back interest on
  earn out note, tax
  effected.............      --       158        --             --            --
                         -------  -------    -------        -------       -------
   Net income available
    to common
    stockholders.......  $16,122  $16,280    $28,345        $19,162       $38,829
                         =======  =======    =======        =======       =======
Applicable common
 shares:
 Average outstanding
  during the period....   57,066   57,066     74,973         74,226        77,536
 Outstanding stock
  options..............    3,132    3,719      2,411          2,453         2,060
 Average shares
  assumed issued upon
  conversion of earn
  out note.............      --       856        --             --            --
 Reduction in shares
  in connection with
  notes receivable
  from employees.......     (128)    (128)      (130)          (132)         (132)
                         -------  -------    -------        -------       -------
   Adjusted weighted
    average number of
    common and common
    share equivalent
    shares outstanding.   60,070   61,513     77,254(1)      76,547(1)     79,464(1)
                         -------  -------    -------        -------       -------
Income per common share
 before extraordinary
 item..................  $  0.27  $  0.26    $  0.37(1)     $  0.25(1)    $  0.49(1)
                         =======  =======    =======        =======       =======

--------
Note: Shares assumed issued upon conversion of RTC convertible notes are not included in the fully diluted net income per common share calculation as the effect is anti-dilutive.

(1) Fully diluted income per common share before extraordinary item equals primary income per share.